Exhibit 107
Calculation of Filing Fee Tables
Form F-1
(Form Type)
Aspen Insurance Holdings Limited
(Exact Name of Registrant as Specified in its Memorandum of Association)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.001 per share	457(a)	2,587,500	$30.00	$77,625,000(2)	0.00015310	$11,885
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$77,625,000		$11,885
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$11,885
(1)Represents only the 2,587,500 additional Class A ordinary shares, par value $0.001 per share (“ordinary shares”), being registered, which includes 337,500 additional ordinary shares that the underwriters have the option to purchase. Does not include the 12,650,000 ordinary shares that the registrant previously registered on the Registration Statement on Form F-1, as amended (File No. 333-276163) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on May 7, 2025.
(2)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)The registrant previously registered 12,650,000 ordinary shares on the Registration Statement, for which the registrant paid a filing fee of $60,038.17. In accordance with Rule 462(b) under the Securities Act, 2,587,500 additional ordinary shares having a proposed maximum aggregate offering price of $77,625,000 is hereby registered, which includes 337,500 ordinary shares that the underwriters have the option to purchase.